VANTAGE

Updated November 8, 2022



RIGS
2022
2023
2024
Q1
Q2
Q3
Q4
Jackups (Vantage) - Owned
Topaz Driller (1)
- Monten
APO, Tunisia
ADES S.A.E / Petrobel, Egypt
Soehanah
Kufpec-Indonesi
Medco, Thailand
Medco, Indonesia
Floaters (Vantage) - Owned
Platinum Explorer
ONGC, India
Tungsten Explorer
Petrobel, Egypt
Eni, Cyprus
TotalEnergies, West Africa
Options 1 and 2
Option 3
Jackups (EDC) - Supported (2)
Emerald Driller
EDC / TotalEnergies, Qatar
Option (12 months)
Sapphire Driller
EDC / NOC, Qatar
Aquamarine Driller
: - Ma
EDC / NOC, Qatar
Floaters (Aquadrill) - Managed
Aquarius
Polaris - (3)
ONGC, India
Capella
EP Mala
Premier/Repsol - Indonesia
LOA/LOI subject to conditions
Contract prep/ Mob/Demob
Stacked
On Standby (on contract)

VANTAGE

Updated November 8, 2022

Owned Rigs	Clients	Contract	Dayrate USD (4)	Mob/Demob Fee USD
Jackups (Vantage)				
Topaz Driller (1)	ADES S.A.E / Petrobel	Firm	$ 20,000	$ 2,500,000
Soehanah	Medco	Firm	$ 58,000	$ 881,600
Floaters (Vantage)				
Platinum Explorer	ONGC	Firm	$ 146,400	$ 2,000,000
Tungsten Explorer	Eni	Firm	$ 154,514	(5)
	TotalEnergies	Firm	$ 254,000	(5)
	TotalEnergies	Option 1	Priced	$ -
	TotalEnergies	Option 2	Priced	$ -
	TotalEnergies	Option 3	Priced	$ -

Notes

1. The Topaz Driller is operating under a Bare Boat Charter with ADES in Egypt for Petrobel. This provides a fixed fee of $20,000/day, a variable fee based on a percentage of gross margin generated on a monthly basis and reimbursement of personnel and supply costs plus an additional service fee.

2. Vantage sold the Emerald Driller, Sapphire Driller and Aquamarine Driller to ADES Arabia in May 2022. Vantage provides support to the Emerald Driller Company, an ADES company.

3. The Polaris is mobilizing prior to a 273 day program with ONGC in India.

4. The Dayrate is the effective rate over the firm term.

5. This value remains confidential.